CONTACT:

Netsmart Technologies Contact:                       Carpe DM, Inc.
Ron Marge                                            Stuart Fine
1-800-421-7503, ext. 2026                            908-490-0075
rmarge@csmcorp.com                                   stuart@carpedminc.com
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    Netsmart Technologies, Parent Company of Creative Socio-Medics, Acquires
                          CMHC Systems of Dublin, Ohio

             Creative Socio-Medics and CMHC Systems will operate as
                          Netsmart Technologies, Inc.

GREAT RIVER, N.Y., September 29, 2005 - Netsmart Technologies, Inc. (Great River, New York), a leading supplier of enterprise-wide software solutions for health and human services providers through its wholly-owned subsidiary, Creative Socio-Medics Corp., today announced the successful closing of its acquisition of CMHC Systems, Inc., Dublin, Ohio. Founded in 1978, CMHC Systems delivers full suites of behavioral healthcare information management software for mental health, substance abuse, and addiction services agencies, developmental disability centers, and behavioral health-related managed care organizations.

Netsmart Technologies also announced today that CMHC Systems and Creative Socio-Medics will operate as one company under the name Netsmart Technologies, Inc.

James Conway, CEO of Netsmart, said, "The acquisition effectively unites the resources of two of the largest information technology solutions providers in health and human services. The combined operation is expected to have gross revenue in excess of $50 million of which the recurring revenue portion is approximately $28 million. The new entity consists of over 1,000 human services providers serving approximately 40,000 professional users consisting of psychiatrists, clinicians and case managers. Netsmart's products lead several sectors of the market and our customers include 33 state operated services, 458 county & community agencies and over 400 methadone clinics. This network of human services providers offers an opportunity to create an integrated health care record supporting interoperability of systems between state behavioral health and community based programs."

"At Netsmart Technologies, we believe that our solutions improve the quality of life for millions of people," explained Conway. "Approximately one out of four families is affected at some time by mental health issues, such as substance abuse or depression. In short, Netsmart Technologies enriches the communities in which we all live and work, and we're very proud of that contribution. "


                                    - more -

Netsmart intends to leverage the capabilities of CMHC Systems while continuing to provide support for the entire range of CMHC and Creative products. It is anticipated that future product development will be done to integrate the product roadmaps of both companies and will include enhancements to existing products.

Conway emphasized that the acquisition provides customers with a trusted partner now and into the future. "Netsmart Technologies will protect customers' investments while creating opportunities that were previously unavailable," he stated. "By combining forces and talent, we expect to have a greater depth of experience and better positioned to offer long-term technology solutions. We are very excited by the possibilities that lie ahead and look forward to serving an expanded community of agencies with proven solutions for all modalities of care."


About Netsmart Technologies, Inc.

Netsmart Technologies, Inc., based in Great River, N.Y., is an established, leading supplier of enterprise-wide software solutions for health and human services providers, now with over 1250 clients, including 30 systems with state agencies. Netsmart's clients include health and human services organizations, public health agencies, mental health and substance abuse clinics, psychiatric hospitals, and managed care organizations. Netsmart's products are full-featured information systems that operate on a variety of operating systems, hardware platforms, and mobile devices, and offer unlimited scalability.

Statement on Behalf of Netsmart Technologies, Inc.

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Netsmart's filings with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to product demand, market and customer acceptance, competition, pricing and development difficulties, as well as general industry and market conditions and growth rates, and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Netsmart's or Creative's website do not constitute a part of this release.


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